                                                                   EXHIBIT 10.94


                               TECHNOLOGY LICENSE
                                   AGREEMENT


                  THIS TECHNOLOGY LICENSE AGREEMENT (this "Agreement"), dated as of December 20, 2001 (the "Effective Date"), is by and between, on the one hand, Textron, Inc., a Delaware corporation ("Textron"), and, on the other hand, Collins & Aikman Corporation, a Delaware corporation ("Holdings"), and Collins & Aikman Products Co., a Delaware corporation and a wholly owned subsidiary of Holdings ("C&A Products").

                  WHEREAS, pursuant to the Purchase Agreement by and among Textron, C&A Products and Holdings dated as of August 7, 2001, as amended and restated as of November 30, 2001 (the "Purchase Agreement"), C&A Products will purchase certain shares of capital stock and assets of the Business (as defined herein);

                  WHEREAS, pursuant to the Purchase Agreement, Textron and its Affiliates will retain ownership of certain rights in technology currently used in the Business (as hereinafter defined, the "Retained IP"); and

                  WHEREAS, C&A Products wishes to obtain a worldwide, perpetual and irrevocable license from Textron and its Affiliates to use the Retained IP on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  In addition to certain capitalized terms defined on first use herein, for purposes of this Agreement, except as otherwise expressly provided herein or unless the context clearly requires otherwise:

                  "Affiliate" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. "Affiliate" includes, with respect to Textron, "Authorized Affiliates" (as defined herein).

"Authorized Affiliate" shall mean any Affiliate of Textron, provided that no Competitor of C&A Products or group of Competitors of C&A Products owns or has the right

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                                      -2-

to acquire, individually or in the aggregate, twenty percent (20%) or greater of the total equity interest in such Affiliate.

                  "Automotive Products Field" shall mean the manufacture and sale of products for use in automotive passenger cars and light and heavy trucks.

                  "Business" shall have the meaning ascribed to it in the Purchase Agreement.

                  "Competitor of C&A Products" shall mean any Person that materially competes with C&A Products or its Affiliates in the sale of products of C&A Products or such Affiliates within the Restricted Field.

                  "Directly Purchased Subsidiaries" shall have the meaning ascribed to it in the Purchase Agreement.

                  "Equipment Lease Term Sheet" shall have the meaning ascribed to it in the Purchase Agreement.

                  "Intellectual Property" shall mean all intellectual property, and all legal rights related thereto everywhere in the world, including, but not limited to, patents and patent applications; copyrights, copyright registrations, renewals and applications for copyrights; data and database rights; software, trade secrets and other confidential information, materials, know-how, proprietary processes, formulae, algorithms, models and methodologies, customer lists and contacts, research and other technical information, and general intangibles of like nature; trademarks, service marks, trade names and other business identifiers.

                  "Losses" shall mean any and all actual losses, liabilities, costs and expenses (including reasonable attorneys' fees and costs of investigation), after giving effect to any related Tax Benefit and net of any reserves and amounts recovered from third parties, including amounts recovered under insurance policies, with respect to such Losses; provided, however, that Losses shall not include any costs or expenses of any Indemnified Party related to the time spent on any indemnified matter by employees or management of the Indemnified Party.

                  "Net Licensing Revenue" shall mean the aggregate revenue received by Textron and its Affiliates from the grant of licenses or sublicenses by Textron and its Affiliates of the Retained IP to third parties (other than Affiliates of Textron) outside the Automotive Products Field, less the following amounts: (a) discounts, including cash discounts, or rebates actually allowed or granted from the invoiced amount, (b) taxes, duties or other governmental charges levied on or measured by the invoice amount when included in an invoice, as adjusted for rebates, charge-backs and refunds, (c) accounts that are uncollectible and written off on the books of Textron or the relevant Affiliate as uncollectible, (d) revenues from "combination" sublicenses to the extent attributable to components of such sublicenses other than Retained

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                                      -3-


IP license rights, (e) any amounts paid or payable to C&A Products or its Affiliates by Textron or its Affiliates for Support Services rendered hereunder during the period at issue with respect to the relevant licenses and sublicenses, and (f) any amounts received in connection with any use, lease, license, sale or other transfer of Equipment (as defined in any lease contemplated by the Equipment Lease Term Sheet).

                  "Non-Bison Subsidiary" shall have the meaning ascribed to it in the Purchase Agreement.

                  "Permitted Sublicensee" shall mean (i) any third party acting on behalf of the party granting the sublicense in the performance of a specific contract or contracts for the manufacture, supply, distribution, maintenance or servicing of products, components or materials by or for the party granting the sublicense; (ii) any third party performing development activities on behalf of the party granting the sublicense, provided that such activities are performed pursuant to an agreement assigning to the party granting the sublicense all rights (excluding general know-how and residuals) within the Restricted Field in any resulting Intellectual Property relating to the sublicensed Intellectual Property; (iii) any end-user purchaser of products based upon or incorporating the licensed Intellectual Property solely to the extent necessary for such purchaser to use such products; (iv) any third party acting as a second supplier at the request of a customer of the party granting the sublicense, but, within the Restricted Field, only if such customer is unwilling to agree that C&A Products or a C&A Products Affiliate act in such capacity despite the good faith efforts of the party granting the sublicense to obtain such agreement; and (v) any Authorized Affiliate.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, association, organization or other entity.

                  "Restricted Field" shall mean (i) the business of (a) manufacturing or selling overhead systems, headliners, interior instrument panels, interior quarter panel/sidewall trim, interior trim consoles, lift-gate trim panels, painted or unpainted fascia and bumpers, claddings/exterior trim moldings, exterior grilles, structural composite bumpers, or signal, taillight and other lighting or (b) assembling or selling cockpit systems or front-end modules, in each case as currently manufactured, assembled or sold in the Business and, in each case, for use in automotive passenger cars and light and heavy trucks; (ii) the automotive products business of C&A Products and the Subsidiaries of C&A Products as currently conducted; and (iii) extensions after the Effective Date of the businesses described in clauses (i) and (ii) that are reasonably related to such businesses and primarily serve an automotive customer base.

                  "Retained IP" shall mean the patents, invention disclosures, patent applications (including any patents issuing or derived therefrom) and software identified in Exhibit A, including all Intellectual Property rights therein.



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                                      -4-


                  "Subsidiary of C&A Products" shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which C&A Products, either alone or together with any other Subsidiary of C&A Products, owns, directly or indirectly, more than forty percent (40%) of the stock or other equity interests of such corporation or other legal entity.

                  "Tax" or "Taxes" shall mean all United States federal, state, provincial, local, territorial and foreign income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties, assessments or governmental tax charges of any kind whatsoever.

                  "Tax Benefit" shall mean the present value of any refund, credit or reduction in otherwise required Tax payments, including any interest payable thereon, which present value shall be computed as of the first date on which the right to the refund, credit or other Tax reduction arises or otherwise becomes available to be utilized, (i) using the Tax rate applicable to the highest level of income with respect to such Tax and (ii) using the interest rate on such date imposed on corporate deficiencies paid within thirty (30) days of notice of proposed deficiency under the Internal Revenue Code of 1986, as amended.

                  "Use" shall mean, with respect to any Intellectual Property,
(a) to the extent patented, to practice all methods, and to make, use, sell, offer for sale, import and export machines, manufactures and compositions of matter using or embodying such rights and to exercise any other rights that may be associated with patents in any jurisdiction, (b) to the extent copyrighted, to copy, distribute, display, transmit and prepare derivative, combination and collective works, of such Intellectual Property, and (c) to the extent otherwise neither patented nor copyrighted, to make, use, sell, offer for sale, import and export, and have imported and exported, products using or embodying the rights included in such Intellectual Property.


                                   ARTICLE II
                  GRANT OF RIGHTS FROM TEXTRON TO C&A PRODUCTS

                  2.1. License Grant. Textron hereby grants, and, as applicable, shall cause its Affiliates to grant, to C&A Products a non-exclusive, worldwide, fully-paid, royalty-free, perpetual and irrevocable license, including the right to sublicense, to Use Textron's and its Affiliates' rights in the Retained IP solely within the Automotive Products Field.

                  2.2. Other Restrictions. The exercise by Textron and its Affiliates of any of their respective rights in Retained IP is subject to the non-competition covenants set forth in Section 5.11 of the Purchase Agreement, the terms of which Section are hereby incorporated

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                                      -5-


herein by reference. In addition, Textron agrees to not, and to cause its Affiliates to not, (i) during the period from the Effective Date to the third anniversary of the Effective Date, grant for use in the Automotive Products Field any of the rights covered by the grant of license in Section 2.1 to any third party, and (ii) from and after the third anniversary of the Effective Date, grant for use in the Restricted Field any of the rights covered by the grant of license in Section 2.1 to any third party; provided, however, that the foregoing restrictions in clauses (i) and (ii) shall not apply to grants to Permitted Sublicensees (except that no such Permitted Sublicensee shall be granted the right to grant further sublicenses in the Automotive Products Field or the Restricted Field, as applicable).

                  2.3. Term of Licenses. The license grants contained in Section
2.1 shall extend from the Effective Date until (i) with respect to grants of rights under any patent owned by Textron or any Affiliate of Textron, the date on which each and every claim of such patent has expired or is invalidated, or
(ii) with respect to grants of rights under any other type of Intellectual Property, the date on which the underlying rights of Textron and its Affiliates expire or are invalidated.

                  2.4. Express Reservation of Rights. Nothing in this Agreement shall be construed to limit in any way the Use of the Retained IP by Textron or its Affiliates (or any third parties acting on its or their behalf) in connection with the operation of the existing businesses of Textron or any Non-Bison Subsidiary.


                                   ARTICLE III
                   GENERAL PROVISIONS REGARDING LICENSE GRANTS

                  3.1. Third-Party Rights. The license granted by Textron pursuant to Section 2.1 of this Agreement is subject to the third-party license rights in the Retained IP existing as of the Effective Date.

                  3.2. Mutual Covenant Not to Sue. Each party agrees not to bring, to cause its Affiliates under its control not to bring, and to prohibit any sublicensee from bringing, any infringement suits, actions or proceedings against any other party, its Affiliates or its sublicensees with respect to any patents owned by or licensed (with the right to bring infringement suits) to the first party or its Affiliates that are related to the subject matter of the Retained IP in the event that any Use of the Retained IP by another party, its Affiliates or sublicensees as permitted by this Agreement, infringes or appears to infringe any such patents. Each party further agrees to impose, and to cause its Affiliates to impose, this covenant on any third party to which such patents may be assigned.



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                                      -6-

                  3.3. Delivery of Intellectual Property. All Intellectual Property in tangible form licensed hereunder shall be delivered to the licensee thereof promptly upon written request of such licensee.

                  3.4. General Assistance. For a period of five (5) years from the Effective Date, at Textron's reasonable request, C&A Products shall provide, or shall cause its Affiliates to provide, assistance to Textron and Affiliates of Textron in connection with the Retained IP, including without limitation support in respect of integration, deployment and Use of the Retained IP as well as training and marketing in connection therewith ("Support Services"). Such Support Services shall be provided directly to Textron and its Affiliates or to such third parties (including authorized assignees, licensees and sublicensees of Textron's Intellectual Property rights hereunder) as Textron or its Affiliates may designate, consistent with the license grants and other terms and provisions herein. In order to fulfill its obligations pursuant to this Section 3.4, C&A Products shall make available, or shall cause its Affiliates to make available, sufficient personnel resources to meet Textron's and its Affiliates' reasonable forecasted needs, not to exceed three hundred (300) man hours in any calendar year unless agreed in writing, for Support Services. Subject to the foregoing proviso, during the period beginning as of the Effective Date and ending on the first anniversary thereof (the "Designated Support Period"), C&A Products shall make available to Textron and its Affiliates the services of the individuals set forth on Exhibit B hereto (the "Designated Employees"), or other individuals with substantially comparable skills relative to the subject technology, as reasonably requested by Textron, in each case for so long as such Designated Employee remains in the employ (whether as an employee, consultant or otherwise) of C&A Products or any of its Affiliates, and shall use commercially reasonable efforts to continue to retain each Designated Employee, or other individuals with substantially comparable skills relative to the subject technology, for the duration of the Designated Support Period. At all times during the period in which Support Services are to be provided hereunder, C&A Products shall designate an individual or individuals to serve as contact person(s) for Textron and its Affiliates with respect to such Support Services. All Support Services rendered hereunder shall be billed to Textron at C&A Products' cost unless otherwise agreed in advance in writing. For purposes of this Section 3.4, "C&A Products' cost" shall mean an amount equal to one hundred thirty-five percent (135%) of the total cash compensation paid by C&A Products or any of its Affiliates to the persons providing the Support Services (pro-rated to reflect the percentage of such persons' total time spent in providing such Support Services) plus any reasonable out-of-pocket costs incurred by C&A Products or any of its Affiliates in connection therewith. C&A Products shall invoice Textron for Support Services rendered on a quarterly basis in arrears and Textron shall pay each such invoice within thirty (30) days of its receipt. Invoices shall set forth the basis for amounts due with reasonable specificity, and Textron shall have the right, not more often than once per year and on reasonable prior notice, to inspect the relevant books and records of C&A Products to determine the accuracy of such invoiced amounts.

                  3.5. Ownership of Retained IP. The parties agree and acknowledge that, as between the parties and except for the express grants of license contained herein, Textron shall own all right, title and interest in and to the Retained IP, and that no Use of any such Retained IP by C&A Products or its sublicensees shall vest in C&A Products or such sublicensees any right, title or interest therein.

                  3.6. Reasonable Cooperation. In addition, each party shall, upon the other party's written request, provide such other party with all reasonable cooperation (at the requesting party's expense) in order to secure and perfect such other party's rights in Intellectual Property as provided by this Agreement.

                  3.7. Grandfathering of Rights. Notwithstanding anything to the contrary herein, neither Textron nor any of its Affiliates, as applicable, shall be in breach of this Agreement on account of (i) the granting of any sublicense by Textron or such Affiliate or (ii) the Use by the relevant sublicensee of all or any part of the Retained IP pursuant to such sublicense, in each case, within the Restricted Field, provided that, with respect to clause (i), the granting of such sublicense was in accordance with the terms of this Agreement as of the date on which it was entered into by the parties and, with respect to clause
(ii), such Use was in accordance with the terms of this Agreement as of the date on which the relevant sublicense agreement was entered into by the parties. The parties agree and acknowledge that the foregoing provision is intended to clarify the intent of the parties that any expansion of the Restricted Field pursuant to clause (iii) of such definition after the Effective Date shall not operate to exclude Textron and its Affiliates from their respective operations, or restrict third parties in the exercise of their rights under existing sublicenses, solely in such portion of the expanded Restricted Field as was not included within the Restricted Field as of the Effective Date.

                  3.8. Lease Equipment. Notwithstanding anything to the contrary herein, neither Textron nor any of its Affiliates shall be in breach of any provision of this Agreement on account of Textron's or its Affiliate's (i) Use, solely outside the Automotive Products Field, or (ii) lease, license, sale or other transfer to any third party (in each case, whether or not in the Automotive Products Field or the Restricted Field) of all or any part of Textron's or its Affiliate's right, title or interest in or to any Equipment (as defined in any lease contemplated by the Equipment Lease Term Sheet), provided that the leases contemplated by the Equipment Lease Term Sheet are terminated or otherwise cease to be in effect for any reason and Textron or any of its Affiliates continue to own any interest in the Equipment. In addition, solely in the event that such leases are terminated due to a Default (as such term is defined in any such lease) by C&A Products or a Subsidiary of C&A Products, Textron and its Affiliates shall be entitled to Use the Equipment within the Automotive Products Field.

                                   ARTICLE IV
                                    ROYALTIES

                  4.1. Royalties Due from Textron to C&A Products. During the term of this Agreement, Textron shall pay to C&A Products a royalty equal to thirty percent (30%) of Net Licensing Revenue.

                  4.2. Payment of Royalties. Within thirty (30) days after the end of each calendar quarter, Textron shall remit to C&A Products any royalties owed to C&A Products under this Agreement that accrued during such calendar quarter.

                  4.3. Taxes and Other Assessments. C&A Products shall be responsible for and shall pay all Taxes of any kind that may be imposed on any and all payments to C&A Products under this Agreement.

                  4.4. Exploitation of Retained IP. At all times during the term of this Agreement, the parties shall work together to exploit the Retained IP.


                                    ARTICLE V
                       PATENT PROSECUTION AND MAINTENANCE

                  5.1. Retained IP. As between the parties, Textron shall have sole control and discretion over the prosecution and maintenance of any patents and patent applications with respect to the Retained IP, and the costs of such prosecution and maintenance shall be borne by Textron. C&A Products may request in writing that Textron pursue patent protection with respect to specific Retained IP in specified jurisdictions ("C&A Products Requested Jurisdictions"). In the event that Textron declines to prosecute or maintain any such patents in one or more C&A Products Requested Jurisdictions, or fails to provide C&A Products with written notice of its intent to prosecute or maintain such patents within fifteen (15) days of receiving such request, C&A Products may itself elect to prosecute and maintain such patents in any or all such jurisdictions, in Textron's name and at C&A Products' cost, by providing Textron with written notice of such election within thirty (30) days of the date of C&A Products' original request to Textron. Any such election shall not affect Textron's ownership of and rights to Use any Retained IP under this Agreement.

                  5.2.     Third Party Infringement.

                  (a) Cooperation. Each party shall promptly notify the other parties and provide to the other parties relevant facts upon becoming aware of a likelihood of infringement or other illegal use or misuse (including by any sublicensee of any party) of any Intellectual Property covered by this Agreement by any third party.



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                                      -9-


                  (b) Suits Against Third Party Infringers. Textron shall have the exclusive right to institute and prosecute, at its sole expense, lawsuits against all third parties that infringe, or appear to infringe, the Retained IP. C&A Products shall reasonably cooperate with Textron in all such suits and actions, at Textron's expense. Textron shall be entitled to retain any and all damages that may be received, collected or recovered in any such suit or action, whether by judgment, settlement or otherwise.

                  (c) Defense Against Infringement Claims. C&A Products and Textron shall cooperate to diligently defend against any third party infringement claims, demands or actions involving the Retained IP (each, an "Infringement Claim"). As between the parties, the party whose Use of the Retained IP is the subject of the Infringement Claim (the "Defending Party") shall defend such Infringement Claim at its own expense. Any settlement or compromise concerning any such Infringement Claim shall be subject to the approval of the non-Defending Party, which approval shall not be withheld unreasonably.


                                   ARTICLE VI
                LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES

                  6.1. Disclaimer of Certain Damages. TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PARTY OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE AGENTS, EMPLOYEES, OFFICERS OR DIRECTORS SHALL BE LIABLE TO ANOTHER PARTY OR ANY THIRD PERSON UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

                  6.2. Disclaimer of Warranties. EACH PARTY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, AND HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AGAINST NON-INFRINGEMENT OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR FROM TRADE PRACTICE.



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                                      -10-

                  6.3. Applicability of Limitations. THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS ARTICLE VI SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.


                                   ARTICLE VII
                           PERFORMANCE OF OBLIGATIONS

                  From and after the Effective Date, each of Textron and Holdings shall cause its respective Affiliates to perform their respective covenants and obligations contained in this Agreement.


                                  ARTICLE VIII
                            MISCELLANEOUS AND GENERAL

                  8.1.     Interpretation.

                  (a) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (b) The words "hereof", "hereby", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                  (c) The plural of any defined term shall have a meaning correlative to such defined term, the singular of any defined term shall have a meaning correlative to such term defined in the plural and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (d) A reference to any party to this Agreement or any other agreement or document shall include such party's permitted successors and permitted assigns.

                  (e) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  8.2. Payment of Expenses and Other Payments. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incident to preparing, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

                  8.3. Amendment. This Agreement may be amended only by a written agreement signed by each party hereto.

                  8.4. Waiver and Extension. Any agreement on the part of a party hereto to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party at any time or times to demand performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or breach of any term contained in this Agreement in one or more instances shall be deemed to be a, or construed as a further or continuing, waiver of such condition or breach.

                  8.5. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in counterparts, each counterpart being deemed to be an original instrument, and such counterparts shall together constitute one agreement.

                  8.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

                  8.7. Notices. Any notice, request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, as follows:

                  (a)      If to Textron, to:

                           Textron, Inc.
                           40 Westminster Street
                           Providence, Rhode Island  02903
                           Attention:    Executive Vice President and
                                         General Counsel
                           (401) 457-2800 (telephone)
                           (401) 457-2418 (facsimile)
                  with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Beacon Street
                           Boston, MA  02108
                           Attention:    Louis A. Goodman, Esq.
                           (617) 573-4800 (telephone)
                           (617) 573-4822 (facsimile)

                  (b)      If to C&A Products or Holdings, to:

                           Collins & Aikman Corporation
                           5755 New King Court
                           Troy, Michigan  48098
                           Attention:    Thomas E. Evans, CEO
                           (248) 824-1510 (telephone)
                           (248) 824-1512 (facsimile)

                  and

                           Attention:    Ronald T. Lindsay, General Counsel
                           (248) 824-1633 (telephone)
                           (248) 824-1882 (facsimile)

                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY 10005
                           Attention:    W. Leslie Duffy, Esq.
                                         Jonathan Schaffzin, Esq.
                           (212) 701-3000 (telephone)
                           (212) 269-5420 (facsimile)

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

                  8.8. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. Any party may assign this Agreement, in whole or in part, upon notice to the other parties; provided, however, that (i) Textron shall not assign this Agreement, in whole or in part, to any entity as to which any Competitor of C&A Products or group of Competitors of C&A Products owns or has the right to acquire, individually or in the aggregate, twenty percent (20%) or greater of the total equity interest, without the prior written consent of C&A Products, and (ii) C&A Products shall not delegate its obligations pursuant to Section 3.4 of this Agreement, in whole or in part, to any third party without the prior written consent of Textron; and provided further that, in each case, the assigning party guarantees the performance of the assignee in writing. The foregoing shall not be construed as limiting or prohibiting in any manner Textron's or its Affiliates' right to lease, license, sell or otherwise transfer all or any part of its or their right, title or interest in the Equipment pursuant to Section 3.8

                  8.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns.

                  8.10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

                  8.11. Captions. The article, section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  8.12. Transfer, Sales and Stamp Taxes. All transfer, value added, sales and stamp taxes and similar charges, fees and assessments incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by C&A Products. C&A Products shall prepare and file (or cause to be filed), to the extent required by, or permissible under, applicable law, all necessary tax returns and other documentation with respect to all such transfer, value added, sales and stamp taxes and similar charges, fees and assessments, and, if required by applicable law, Textron shall join in the execution of any such tax returns and other documentation as reasonably requested by C&A Products.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         TEXTRON, INC.


                         By:  /s/ John R. Curran
                              --------------------------------------------------
                                Name:     John R. Curran
                                Title:    Vice President


                         COLLINS & AIKMAN CORPORATION


                         By:  /s/ Ronald T. Lindsay
                              --------------------------------------------------
                                Name:     Ronald T. Lindsay
                                Title:    Senior Vice President, General
                                          Counsel and Secretary


                         COLLINS & AIKMAN PRODUCTS CO.


                         By:  /s/ Ronald T. Lindsay
                              --------------------------------------------------
                                Name:     Ronald T. Lindsay
                                Title:    Senior Vice President, General
                                          Counsel and Secretary